                                                                   Exhibit 8(o)

                                 AMENDMENT TO
                            PARTICIPATION AGREEMENT
                                     Among
                       VARIABLE INSURANCE PRODUCTS FUND,
                       FIDELITY DISTRIBUTORS CORPORATION
                                      And
                    CANADA LIFE INSURANCE COMPANY OF AMERICA

The Participation Agreement made and entered into as of the 15th day of April 1994 by and among CANADA LIFE INSURANCE COMPANY OF AMERICA, VARIABLE INSURANCE PRODUCTS FUND and FIDELITY DISTRIBUTORS CORPORATION is hereby amended as follows:

     The Schedule A of the Agreement is deleted and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

CANADA LIFE INSURANCE COMPANY OF AMERICA


BY:    /s/ Charles H. MacPhaul
       -----------------------
Name:  Charles H. MacPhaul
       -----------------------
Title: Assistant Secretary
       -----------------------

VARIABLE INSURANCE PRODUCTS FUND


BY:    /s/ Robert C. Pozen
       -------------------
       Robert C. Pozen
       Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION


BY:    /s/ Kevin J. Kelly
       ------------------
       Kevin J. Kelly
       Vice President

                                                                           VIP I



                                   SCHEDULE A
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

     Name of Separate Account and Date        Contracts Funded by
     Established by Board of Directors        Separate Account
     ---------------------------------        -------------------

     Canada Life Insurance Company            Varifund
     of America
     Variable Annuity Account 1 (7-22-88)

     Canada Life Insurance Company            Canada Life 401(k)
     of America
     Variable Annuity Account 2 (9-14-92)

     Canada Life Insurance Company            Canada Life VUL
     of America
     Variable Life Account 1 (7-22-88)